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                       SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549

                                   FORM 8-K/A

                                 CURRENT REPORT

                         Pursuant to Section 13 or 15(d)
                     of the Securities Exchange Act of 1934


                Date of Report (Date of earliest event reported)

                                December 19, 1997



                INTERNATIONAL LOTTERY & TOTALIZATOR SYSTEMS, INC.
             (Exact name of registrant as specified in its charter)



California                            0-10294                   95-3276269
(State or Other                     (Commission                (IRS Employer
Jurisdiction of                     File Number)             Identification No.)
Incorporation)



2131 Faraday Avenue, Carlsbad, CA                                   92008
(Address of principal executive office)                           (Zip Code)


        Registrant's telephone number, including area code (760) 931-4000


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       This current report on Form 8-K/A is filed by International Lottery &
Totalizator Systems, Inc., a California corporation (the "Registrant"), as an amendment to that certain current report on Form 8-K filed by the Registrant on December 9, 1997.

Item 4. Changes in Registrant's Certifying Accountant

       On December 3, 1997, upon the recommendation of the Audit Committee of the Board of Directors of the Registrant, the Board discharged the firm of Ernst & Young LLP as Registrant's independent accountants and engaged Arthur Anderson LLP as its new independent accountants to audit Registrant's financial statements for the fiscal year ending December 31, 1997.

       Ernst & Young LLP's reports on the financial statements of the Registrant for the past two years did not contain any adverse opinion or disclaimer of opinion, nor were they qualified, or modified as to uncertainty, audit scope, or accounting principles. There were no disagreements between the Registrant and Ernst & Young LLP during the past two years or during the subsequent interim period preceding Ernst & Young LLP's dismissal on December 3, 1997 on any matter of accounting principles or practices, financial statement disclosure, or audit scope or procedure, which disagreement (s), if not resolved to the satisfaction of Ernst & Young LLP, would have caused it to make a reference to the subject matter of the disagreement(s) in connection with its reports.

       None of the "reportable events" described in Item 304(a)(1)(v) of Regulation S-K occurred with respect to Registrant during the last two fiscal years or during the subsequent interim period.

       Registrant has provided Ernst & Young LLP with a copy of this Form 8-K/A and has requested that it furnish the Registrant with a letter addressed to the Commission stating whether it agrees with the statements made by the Registrant. A copy of the letter dated December 19, 1997 is filed as Exhibit 16.1 to this Form 8- K/A.

Item 7. Financial Statements and Exhibits

(a)    Exhibits

       16.1 Letter from Ernst & Young LLP pursuant to Item 304(a)(3) of Regulation S-K.


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                                   SIGNATURES


         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.



                             International Lottery & Totalizator Systems, Inc.

Date:  December 19, 1997     By: /s/ DENNIS D. KLAHN
                                --------------------------------------------
                                Dennis D. Klahn
                                Chief Financial Officer


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                                            EXHIBIT INDEX


Exhibit No.   Exhibit

16.1          Letter from Ernst & Young LLP pursuant to Item 304(a)(3) of
              Regulation S-K


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